Exhibit 5.1

March 26, 2025	Norton Rose Fulbright 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-2784 United States

Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Prairie Operating Co.

55 Waugh Drive, Suite 400

Houston, Texas 77007

Ladies and Gentlemen:

We have acted as counsel for Prairie Operating Co., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to an aggregate of 9,838,888 shares (including 1,283,333 shares if the Underwriters (as defined below) exercise in full their option to purchase additional shares) (collectively, the “Shares”), of the Company’s common stock, par value $0.01 per share, pursuant to an underwriting agreement, dated March 24, 2025 (the “Underwriting Agreement”), by and between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”). The Shares have been offered for sale pursuant to a prospectus supplement, dated March 24, 2025 (the “Prospectus Supplement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 26, 2025 pursuant to Rule 424(b) under the Securities Act, to the base prospectus that constitutes a part of the Company’s Registration Statement on Form S-3, as amended (File No. 333-282730) (the “Initial Registration Statement”), initially filed by the Company with the Commission on October 18, 2024 and declared effective by the Commission on December 20, 2024, and the related Registration Statement on Form S-3MEF (File No. 333-286067) filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act, which became automatically effective upon filing (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”).

In connection with the opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Company’s Second Amended and Restated Certificate of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) the Registration Statement and Prospectus Supplement; (iv) the Underwriting Agreement; (v) the applicable resolutions or consents in lieu of resolutions of the Company’s Board of Directors, including the Pricing Committee of the Company’s Board of Directors; and (vi) certificates of officers of the Company with respect to certain facts material to the opinion contained herein.

For the purposes of expressing the opinion hereinafter set forth, we have assumed: (1) the genuineness of all signatures and documents examined by us; (2) the authenticity of all documents submitted to us as originals; (3) the conformity to the originals of all documents submitted to us as copies; (4) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; and (5) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

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Prairie Operating Co.
March 26, 2025

Based on the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and paid for by the Underwriters as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated March 26, 2025, and to the reference to our firm contained in the Registration Statement and in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

NORTON ROSE FULBRIGHT US LLP